Exhibit 99.1

nextdoor

Shareholder Letter Q1 2024

investors.nextdoor.com

A Letter From Our CEO

Dear Shareholders,
It is a great honor to reconnect with you as Nextdoor’s CEO. Today, I have the same feelings of excitement and possibility as I did when we created this company fourteen years ago. Nextdoor has grown tremendously since then, but I believe our best times are clearly still ahead.

In Silicon Valley, there is a commonly held belief that companies benefit when their founders return. I believe this is due in part to the value of the “Founder's Mentality” — a phenomenon explored by Bain Partners Chris Zook and James Allen in their book of the same name. They argue that founders possess a set of attitudes and behaviors that is one of the most undervalued secrets of business success. This is precisely the frame of mind that we plan to instill at Nextdoor.

The first element of our Founder’s Mentality is a clear mission and unwavering focus. Nextdoor was conceived on the belief that the neighborhood is one of the most valuable communities in our lives. By applying the power of technology to community, we can create stronger, safer, and happier places to call home. It also unlocks an opportunity for us to build the definitive consumer internet service in local, an enormous space that companies have struggled to solve. We will not waver from this mission nor its outsized ambition, regardless of adversity or obstacles.

The second element of our Founder’s Mentality is an obsession with the details. We are convinced that the magic is in the details, especially for tech companies. Whether through elegant code, crisp pixels, or a delightful user experience — we will be obsessed with the details that enable great product. It’s clear today that our offering needs to be more robust and engaging, and we fully intend to unlock our full product potential to revitalize the business, better meet the needs of users and advertisers, and go all-in on transformative technologies like AI to raise the bar on product excellence.

The third and final element of our Founder’s Mentality is to always act like owners. Owners avoid complexity, bureaucracy, and anything that gets in the way of the clean execution of strategy. Owners treat every dollar like it is their last. And owners hold themselves accountable to performance, the most important commitment of them all. We expect to pair a disciplined approach to capital allocation with a continued focus on achieving our financial commitments. We will seek to be effective and efficient, and embrace the challenge of doing less with more while still creating significant value for shareholders.

Guided by our Founder’s Mentality, Nextdoor will chart a course for the future while retaining the values of the past. We are committed to the transformative power of technology and community. We are committed to delivering a great product that dramatically improves the quality of people’s lives. With that will come business results that increase returns for our shareholders. The path to success may be challenging and there is ample work ahead, but we will keep pushing forward with unrelenting determination. I look forward to clearly communicating our progress along the way.

Sincerely,

Nirav Tolia
Founder, Executive Chair, and incoming CEO

Q1 2024 Financial Highlights

Q1 revenue of $53M was +7% year-over-year, an acceleration driven by strong revenue retention from self-serve advertisers, partially offset by stable but still-tempered enterprise advertiser growth. We saw sustained improvement in home services, a return to growth in financial services, and increasing contributions from emerging verticals.

Q1 Weekly Active Users (WAU) of 43.4 million grew 2% year-over-year, and 4% quarter-over-quarter, driven by sustained organic Verified Neighbor[1] growth and our digital invite strategy. Session depth[2] continued to reach new highs in Q1, reflecting users’ deepening engagement on our platform.

Q1 ARPU[3] of $1.22 grew 4% year-over-year, a return to growth enabled by our enhanced self-serve capabilities and increased session depth, which drove ad impression growth. Pricing trends were stable, and we are encouraged by strong initial product-market fit with performance-driven mid-market customers beginning to use the Nextdoor Ads Platform.

Revenue

$50M
$57M
$56M
$56M
$53M
(2%) YoY Growth
4%
4%
4%
7%
Q1 2023
Q2
Q3
Q4
Q1 2024

WAU

42.4M
41.6M
40.4M
41.8M
43.4M
16% YoY Growth
13%
6%
4%
2%
Q1 2023
Q2
Q3
Q4
Q1 2023

ARPU (WAU)

$1.17
$1.37
$1.39
$1.33
$1.22
(16%) YoY Growth
(7%)
(2%)
0%
4%
Q4 2022
Q2
Q3
Q4
Q1 2024

Net Loss[4]

(68%) Margin
(62%)
(68%)
(75%)
(53%)
($34M)
($35M)
($38M)
($42M)
($28M)
Q1 2023
Q2
Q3
Q4
Q1 2024

Adjusted EBITDA[5]

(44%) Margin
(33%)
(35%)
(25%)
(26%)
($22M)
($19M)
($20M)
($14M)
($14M)
Q1 2023
Q2
Q3
Q4
Q1 2024

1 Verified Neighbors are individuals who have joined Nextdoor and completed the verification process for their account.
2 Session depth reflects the number of ad impression opportunities during each user session.
3 ARPU is defined as average revenue per WAU.
4 Net loss margin is calculated as net loss divided by revenue.
5 Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenue. A reconciliation of non-GAAP metrics used in this letter to their most comparable GAAP measures is provided at the end of the letter.

Introduction

Q1 was a promising start to the year. We achieved our financial objectives as laid out on our Q4 earnings call in February, and in the quarter we:

•Accelerated revenue growth to 7% year-over-year;
•Improved adjusted EBITDA margin by 17 percentage points year-over-year;
•Increased self-serve revenue to nearly 50% of total revenue, versus just more than 40% in Q4 2023.

And we remain focused on demonstrating the power of our growth algorithm. Specifically, Nextdoor’s financial performance is driven by:

1.Persistent user and engagement growth (WAU, session depth).
2.Strong new advertiser growth, accelerated by improving self-serve capabilities (self-serve revenue grew >30% in Q1).
3.Durable advertiser retention (we retained 92% of our top 50 customers on a year-over-year basis in Q1, and self-serve revenue retention has been an area of strength) as more demand is delivered on our Nextdoor Ad Server.
4.A reduced cost base (as evidenced by our 17 percentage points of Q1 adjusted EBITDA margin improvement) to better enable growth and positive free cash flow.

We executed against each of these measures in Q1, and see further opportunities to improve our growth and margin profile as the year progresses. Given our heightened focus on performance and an improving advertising market backdrop, we remain optimistic about our full-year trajectory. We are focused on execution with increased efficiency — doing more with less — and unlocking our product potential to bring new users to the platform, grow engagement, and deliver better solutions for advertisers.

Perspectives on Q1

Revenue of $53M grew 7% year-over-year, driven mostly by strong growth from self-serve advertisers. We note continued improvement in key verticals, highlighted by improving growth in home services and financial services, and strength across multiple emerging verticals. Another encouraging sign in Q1 was that ARPU returned to growth, improving by 4% year-over-year to $1.22, as we saw continued strong growth in ad impressions delivered, and a strong product-market fit for SMB and mid-market advertisers now benefiting from our self-serve capabilities.
Q1 performance was largely attributable to the following factors: (1) WAU growth again supported by robust organic Verified Neighbor growth, (2) strong impression growth amplified by record session depth, which grew year-over-year and accelerated sequentially, (3) increasing average spend levels from SMB and mid-market advertisers, (4) improving momentum in several key verticals, including home services and financial services, which showed positive year-over-year growth for the first time in two years, and (5) reduced operating expenses and early benefits from our more efficient self-serve go-to-market strategy.

User growth. We again saw superb top of funnel acquisition in Q1. WAU grew to 43.4M, up 2% year-over-year and 4% sequentially, as our digital invite strategy continues to drive new users to join the platform and encourages them to invite others to do the same. We sustained WAU momentum throughout the quarter, boosted by seasonal factors and an intra-quarter initiative to re-engage with some dormant users, ensuring growth despite a tough year-over-year comparison.
Engagement. Continued increases in session depth, which is one measure of how deeply users are engaging, indicate our progress on improving content relevance, and in turn increase platform stickiness. Q1 session depth was +36% year-over-year, and was coupled with an increasing percentage of users scrolling through their feeds. Our platform meets very important needs: 75% of Nextdoor users agree that the platform makes them feel connected to their community and 68% are motivated to check Nextdoor to be informed and get things done.6 We can do more — and our efforts to unlock more of Nextdoor’s untapped product potential will make our platform even more valuable and vital for users, further deepen engagement, and drive content views and impression opportunities across all of our surfaces.
Ads platform. Our advertising platform is increasingly delivering robust, easy to use, local solutions. As of the end of Q1, 100% of our self-serve customers, which include SMB and about half of our total mid-market customers, are using Nextdoor Ads Manager to onboard and manage campaigns, and benefiting from improved ad delivery and performance on the Nextdoor Ad Server. We continue to make progress, and expect to start migrating over our managed enterprise and mid-market customers later this year.
Delivering advertiser value. With a user base that has scale, growing engagement, and high purchase intent, we have amassed unique first-party data that can be used in multiple ways, from advertising segmentation to artificial intelligence. Further, our maturing advertising platform allows us to offer a more compelling value proposition for a wider range of advertisers. We have spoken frequently about how crucial our ad platform is to our strategic and monetization objectives, and we have now also made our platform considerably more developer-friendly. From our Ads API and Conversion API launches, to our Nextdoor Developer Site, to our overhauled and improved U.S. B2B website, we have made it easier for advertisers to connect to Nextdoor and realize the benefits of advertising on our unique platform.

__________________
6 Source: Nextdoor Insights Series, 2024.

Self-serve continues to scale. We are seeing early signs that our ads platform is beginning to drive revenue growth, suggesting we are delivering value for advertisers using our platform. Self-serve contributed nearly 50% of total revenue in Q1, up from the low-40% range in Q4 2023 and 40% in Q1 2023. This jump has been enabled by the aforementioned customer migration to our ads platform and strong product-market fit with agencies, and we expect our share of revenue coming from self-serve will rise over time. Though still in progress, our customer migration to our Nextdoor Ads Manager and Nextdoor Ad Server has brought early performance benefits for our advertisers, and for Nextdoor. We have seen increases in revenue, clicks, and impressions, and, crucially, a 70% reduction in the number of first party repeat ads delivered. Among mid-market advertisers using self-serve, our increased capabilities allowed us to grow new logos by more than 50% year-over-year in Q1, increase average spend, and deepen relationships with new advertising agencies. Our approach is clearly resonating with these advertisers. As a next step for those interested in learning more, we have uploaded a brief, informal video walk-through of the Nextdoor Ads Manager platform and user experience to our main IR page, investors.nextdoor.com.

Adjusted EBITDA was $(14)M, and Adjusted EBITDA margin improved by 17 percentage points year-over-year. Margin improvement was driven by higher revenue, increased leverage on our hosting costs, and lower personnel costs. One of our primary productivity measures, revenue per employee, improved by nearly 40% year-over-year. We expect continued strength in this measure, will drive efficiencies in infrastructure and R&D expenses, and see opportunities to drive further margin improvement.

Balance sheet, cash flow, and capital allocation. We ended Q1 with $498M in cash and cash equivalents and marketable securities and remain well-capitalized, with a strong balance sheet, zero debt, and a now-faster path to generating positive free cash flow by the end of Q4’24 (previously Q4’25). Following the activation of our expanded buyback program in early March 2024, we repurchased 4.4M shares at an average share price of $2.19. At quarter-end, our current authorization had $163 million remaining, and we continue to be active buyers of our shares.

Looking Ahead
Nextdoor is the perfect AI fishbowl. Nextdoor is already deploying generative artificial intelligence (AI) at scale via our Kindness Reminder, which uses the technology to help users write posts that are more likely to drive positive community engagement. We have embedded generative AI in our recently deployed Nextdoor Ads Manager, allowing businesses to formulate advertising copy quickly and easily. Longer-term, we think our AI potential is much larger and more interesting, as Nextdoor has the potential to be one of the world’s largest consumer applications of both generative and predictive AI. We have proprietary data, a local large language model (LLM), and consumer distribution at scale — all fully owned and under the same roof. This makes Nextdoor a kind of completely self-sufficient AI "test-kitchen," with all the needed ingredients in place to leverage this technology in new and valuable ways over time.

Closing thoughts. We are committed to delivering value for advertisers, users, and shareholders. With a focus on increasing the velocity and output of our R&D and product teams and ensuring more effective and efficient resource allocation, we will unlock our full product potential, making our product more engaging and our business more robust. We look forward to the rest of 2024 — and beyond.

Financial Outlook
FY 2024 Outlook

•We expect FY 2024 revenue in a range between $229 million and $235 million.
•We expect FY 2024 adjusted EBITDA margin will improve by 15 percentage points year-over-year, versus our prior expectation of a 10 percentage point improvement.
•We expect to generate positive free cash flow7 in Q4 2024, compared to our prior expectation of generating positive free cash flow in Q4 2025.

Q2 2024 Outlook

•We expect Q2 2024 revenue will be approximately $58 million.
•We expect Q2 2024 adjusted EBITDA loss will be approximately ($13) million.

The following factors inform our financial guidance and initial expectations for the business this year:

•OpEx and margins. Our expected FY 2024 year-over-year adjusted EBITDA margin improvement will be driven by savings related to our Q4’23 cost reduction plan, savings related to reduced rent and corporate restructuring, and additional efficiencies and productivity improvements. We continue to expect full year 2024 operating expenses will be lower than full year 2023.
•Capital allocation. We continue to repurchase shares, and expect limited FY 2024 share dilution.

___________________
7 We define free cash flow as operating cash flow less capital expenditures.

Q1 2024 Conference Call and Webcast
We will host a Q&A webcast on Tuesday, May 7, 2024, at 2:00 pm PT/5:00 pm ET to discuss these results and outlook. An audio webcast archive will be available following the live webcast for approximately one year on Nextdoor’s Investor Relations website at investors.nextdoor.com. Thank you for your support in building stronger neighborhoods across the globe and for being active users in your neighborhood. We look forward to your questions and comments.

We use our Investor Relations website (investors.nextdoor.com), our X handle (twitter.com/Nextdoor), and our LinkedIn Home Page (linkedin.com/company/nextdoor-com) as a means of disseminating or providing notification of, among other things, news or announcements regarding our business or financial performance, investor events, press releases, and earnings releases and as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD. The content of our websites and information that we may post on or provide to online and social media channels, including those mentioned above, and information that can be accessed through our websites or these online and social media channels are not incorporated by reference into this shareholder letter or in any report or document we file with the SEC, and any references to our websites or these online and social media channels are intended to be inactive textual references only.

Safe Harbor Statement
This shareholder letter includes forward-looking statements, which are statements other than statements of historical facts and statements in the future tense. These statements include, but are not limited to, statements regarding our future performance and our market opportunity, including expected financial results for the second quarter of 2024 and full year 2024, trends and expectations regarding our business and operating results, the expected cost reductions associated with the reduction in force, our capital allocation strategy, our business strategy and plans, and our objectives and future operations, including our expansion into new markets.
Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date of this shareholder letter, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: our ability to scale our business and monetization efforts; our ability to expand business operations abroad; our limited operating history; risks associated with managing our growth; our ability to achieve and maintain profitability in the future; the effects of the highly competitive market in which we operate; the impact of macroeconomic conditions on our business; our ability to attract new and retain existing customers and users, or renew and expand our relationships with them; our ability to anticipate and satisfy customer preferences; market acceptance of our platform; our ability to successfully develop and timely introduce new products and services; our ability to achieve our objectives of strategic and operational initiatives; cybersecurity risks to our various systems and software; the impact of privacy and data security laws; and other general market, political, economic, and business conditions.
Additional risks and uncertainties that could affect our financial results and business are more fully described in our Annual Report on Form 10-K for the period ended December 31, 2023 filed with the SEC on February 27, 2024, our Quarterly Report on Form 10-Q for the period ended March 31, 2024, expected to be filed on or about May 7, 2024, and our other SEC filings, which are available on the Investor Relations page of our website at investors.nextdoor.com and on the SEC’s website at www.sec.gov.
All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this shareholder letter or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on the forward-looking statements in this shareholder letter.
A Note on Guidance
We have not reconciled our adjusted EBITDA, adjusted EBITDA margin, or free cash flow outlook to GAAP net loss, GAAP net loss margin or net cash used in operating activities, respectively, because certain items that impact these measures are uncertain or out of our control and cannot be reasonably predicted. In particular, with respect to adjusted EBITDA and adjusted EBITDA margin, stock-based compensation expense is impacted by the future fair market value of our common stock and other factors, all of which are difficult to predict, subject to frequent change, or not within our control. The actual amount of these expenses during 2024 will have a significant impact on our future GAAP financial results. Accordingly, a reconciliation of adjusted EBITDA outlook to net loss, adjusted EBITDA margin to GAAP net loss margin and free cash flow to net cash used in operating activities is not available without unreasonable efforts.

Condensed Consolidated
Balance Sheets
in thousands, except per share data (unaudited)

	March 31,	December 31
	2024	2023

Assets
Current assets:
Cash and cash equivalents	$69,670	$60,233
Marketable securities	428,123	470,868
Accounts receivable, net of allowance of $380 and $385 as of March 31, 2024 and December 31, 2023, respectively	26,057	26,233
Prepaid expenses and other current assets	16,376	9,606
Total current assets	540,226	566,940
Restricted cash, non-current	11,171	11,171
Property and equipment, net	7,157	8,082
Operating lease right-of-use assets	55,788	56,968
Intangible assets, net	859	1,301
Goodwill	1,211	1,211
Other assets	16,669	8,891
Total assets	$633,081	$654,564

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,121	$1,895
Operating lease liabilities, current	6,398	6,208
Accrued expenses and other current liabilities	24,185	27,308
Total current liabilities	32,704	35,411
Operating lease liabilities, non-current	58,716	60,378
Other liabilities, non-current	219	218
Total liabilities	91,639	96,007

Stockholders’ equity:
Class A common stock, $0.0001 par value; 2,500,000 shares authorized, 189,631 and 186,415 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	19	19
Class B common stock, $0.0001 par value; 500,000 shares authorized, 201,251 and 201,960 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	20	20
Additional paid-in capital	1,335,525	1,323,595
Accumulated other comprehensive income	159	943
Accumulated deficit	(794,281)	(766,020)
Total stockholders’ equity	541,442	558,557

Total liabilities and stockholders’ equity	$633,081	$654,564

Condensed Consolidated Statements of Operations
in thousands, except per share data (unaudited)

	Three Months Ended March 31,
	2024	2023

Revenue	$53,146	$49,771
Costs and expenses:
Cost of revenue	9,978	9,913
Research and development	31,319	32,982
Sales and marketing	29,872	29,209
General and administrative	16,726	16,479
Total costs and expenses	87,895	88,583
Loss from operations	(34,749)	(38,812)
Interest income	6,846	5,513
Other income (expense), net	(159)	(116)
Loss before income taxes	(28,062)	(33,415)
Provision for income taxes	199	301
Net loss	$(28,261)	$(33,716)

Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.07)	$(0.09)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	392,219	373,025

Condensed Consolidated Statements of Cash Flows
in thousands (unaudited)

	Three Months Ended March 31,
	2024	2023

Cash flows from operating activities
Net loss	$(28,261)	$(33,716)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,387	1,451
Stock-based compensation	19,506	15,816
Bad debt expense	(15)	(6)
Accretion of investments	(1,878)	(1,907)
Other	362	(269)
Changes in operating assets and liabilities:
Accounts receivable, net	191	1,731
Prepaid expenses and other assets	(1,731)	2,573
Operating lease right-of-use assets	1,180	1,311
Accounts payable	226	498
Operating lease liabilities	(1,472)	(1,489)
Accrued expenses and other liabilities	(3,122)	292
Net cash used in operating activities	(13,627)	(13,715)
Cash flows from investing activities
Purchases of property and equipment	(20)	(59)
Purchases of marketable securities	(52,637)	(190,007)
Sales of marketable securities	28,770	42,684
Maturities of marketable securities	67,277	172,047
Loan to Opportunity Finance Network	(7,500)	—
Net cash provided by investing activities	35,890	24,665
Cash flows from financing activities
Proceeds from exercise of stock options	2,830	537
Proceeds from issuance of common stock under employee stock purchase plan	606	1,076
Tax withholdings on release of restricted stock units	(1,261)	—
Repurchase of common stock	(9,751)	—
Prepayment under share repurchase program	(5,317)	—
Net cash provided by (used in) financing activities	(12,893)	1,613
Effect of exchange rate changes on cash and cash equivalents	67	19
Net increase in cash, cash equivalents, and restricted cash	9,437	12,582
Cash, cash equivalents, and restricted cash at beginning of period	71,404	55,236
Cash, cash equivalents, and restricted cash at end of period	$80,841	$67,818

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared in accordance with GAAP, we present non-GAAP cost of revenue, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, adjusted EBITDA and adjusted EBITDA margin in this shareholder letter. Our use of non-GAAP financial measures has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of financial results as reported under GAAP.
We use these non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These measures provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. In addition, adjusted EBITDA is widely used by investors and securities analysts to measure a company's operating performance. We exclude the following items from one or more of our non-GAAP financial measures: stock-based compensation expense (non-cash expense calculated by companies using a variety of valuation methodologies and subjective assumptions), depreciation and amortization (non-cash expense), interest income, provision for income taxes, and, if applicable, acquisition-related costs.
Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, (1) stock-based compensation expense has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy, (2) although depreciation and amortization expense are non-cash charges, the assets subject to depreciation and amortization may have to be replaced in the future, and our non-GAAP measures do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements, and (3) adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; (b) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; or (c) tax payments that may represent a reduction in cash available to us. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures. A reconciliation of these non-GAAP measures has been provided below:

Non-GAAP Financial Measures
in thousands (unaudited)

	Three Months Ended March 31,
	2024	2023

Net loss	$(28,261)	$(33,716)
% Margin	(53%)	(68%)
Depreciation and amortization	$1,387	$1,451
Stock-based compensation	19,506	15,816
Interest income	(6,846)	(5,513)
Provision for income taxes	199	301
Adjusted EBITDA	$(14,015)	$(21,661)
% Margin	(26%)	(44%)
Cost of Revenue Reconciliation:
Cost of Revenue, GAAP	$9,978	$9,913
Stock-based compensation	(709)	(630)
Cost of Revenue, Non-GAAP	$9,269	$9,283
% of revenue, GAAP	19%	20%
% of revenue, Non-GAAP	17%	19%
Research and Development Reconciliation:
Research and Development, GAAP	$31,319	$32,982
Stock-based compensation	(10,007)	(8,457)
Depreciation and amortization	(442)	(494)
Research and Development, Non-GAAP	$20,870	$24,031
% of revenue, GAAP	59%	66%
% of revenue, Non-GAAP	39%	48%
Sales and Marketing Reconciliation:
Sales and Marketing, GAAP	$29,872	$29,209
Stock-based compensation	(3,352)	(2,433)
Depreciation and amortization	(770)	(778)
Sales and Marketing, Non-GAAP	$25,750	$25,998
% of revenue, GAAP	56%	59%
% of revenue, Non-GAAP	48%	52%
General and Administrative Reconciliation:
General and Administrative, GAAP	$16,726	$16,479
Stock-based compensation	(5,438)	(4,296)
Depreciation and amortization	(175)	(179)
General and Administrative, Non-GAAP	$11,113	$12,004
% of revenue, GAAP	31%	33%
% of revenue, Non-GAAP	21%	24%
Total Operating Expenses Reconciliation:
Operating Expenses, GAAP	$87,895	$88,583
Stock-based compensation	(19,506)	(15,816)
Depreciation and amortization	(1,387)	(1,451)
Total Operating Expenses, Non-GAAP	$67,002	$71,316
% of revenue, GAAP	165%	178%
% of revenue, Non-GAAP	126%	143%